[GTC TELECOM CORP. LETTERHEAD]

                                                   December 27, 1999


Dear Jonathan:


This letter confirms our understanding that you are to be issued 8,500 shares of GTC Telecom common stock with registration rights. These shares are issued to you, in lieu of cash, as payment against $17.000 for services rendered relating marketing activities.

Please sign this letter confirming your understanding of the agreement.

Sincerely,


Eric Clemons
/s/ Eric Clemons                                   /s/ Johnathan Eng
COO                                                Johnathan Eng
GTC Telecom